Exhibit 99.2

PRESS RELEASE
7/24/24
Carlisle Companies Reports Second Quarter Results
SCOTTSDALE, ARIZONA, July 24, 2024 - Carlisle Companies Incorporated (NYSE:CSL) today announced its second quarter 2024 financial results.
•Diluted EPS of $5.94 and adj. EPS of $6.24, an increase of 33% on a year-over-year basis
◦Revenue of $1.5 billion, an increase of 11% year-over-year
◦Record operating margin of 26.0% and record adj. EBITDA margin of 28.8%
◦CCM and CWT delivered adj. EBITDA margins of 33.4% and 22.5%, respectively
•Completed the sale of CIT for $2.025 billion
•Acquired MTL for $410 million
•Repurchased 1.3 million shares for $550 million
•Raising 2024 outlook to ~ 12% revenue growth and ~ 150 bps margin expansion
Comments from Chris Koch, Chair, President and Chief Executive Officer
"In the second quarter, Carlisle hit a major milestone in our 106 year history as we completed the final step in becoming a pure-play building products company with the sale of our Carlisle Interconnect Technologies business to Amphenol Corporation. CIT was part of a multi-decade value creation story for Carlisle, and one of Carlisle’s oldest businesses, which began with the purchase of the Tensolite company in 1959. We thank all of the CIT employees, and especially CIT President John Berlin, for their outstanding accomplishments over the years.
“Our 'Pivot' to a pure-play building products company has laid the foundation for Vision 2030. Consistent with the Vision 2030 goal of delivering $40 of adjusted EPS, we delivered another strong quarter of sales and adjusted EBITDA performance, reflecting the continued strength of our business model and our focus on executing the Vision 2030 strategies. CCM and CWT both delivered superb performance, driven by pent-up re-roofing demand, continued price discipline, and operational efficiencies gained through the Carlisle Operating System (COS).
"CCM posted impressive 15% year-over-year sales growth and expanded adjusted EBITDA margin by 220 basis points, benefiting from the end of destocking of inventory in the channels, a productive start to the commercial construction season driving solid contractor backlogs, and robust re-roofing activity. CCM’s 33.4% adjusted EBITDA margin reflects the impact of the Carlisle Experience and excellent operating execution. CWT showcased its earnings resilience, delivering a 22.5% adjusted EBITDA margin on essentially flat year-over-year revenue, as integration synergies and COS implementation helped offset investments in growth initiatives.
“In addition to completing our pivot to a pure-play building products company with the sale of CIT for $2.025 billion, we continued to make progress on our Vision 2030 objectives during the second quarter. We completed the acquisition of MTL, establishing Carlisle as an industry leader in the $4 billion architectural metal category. Leveraging our Carlisle integration playbook, we are on track to exceed the $13 million of synergies we announced in May. We now expect to deliver $20 million of synergies from the MTL acquisition. This is another example of the effectiveness of Carlisle's integration playbook, which was also successfully used in the Henry acquisition where we delivered over $50 million of synergies, compared to the $30 million of synergies that we initially announced at the time of the acquisition.
“As we look ahead, we remain confident in the strength of our business and our ability to navigate complex market dynamics. Supported by the Carlisle Experience, our pricing to value philosophy, and COS initiatives, combined with the positive momentum in re-roofing demand, we are raising our full-year 2024 outlook to revenue growth of approximately 12% and approximately 150 basis points of adjusted EBITDA margin expansion. We remain excited about the future for Carlisle, motivated by our new Vision 2030, and confident in our ongoing efforts to drive sustainable value creation for all our stakeholders."

Second Quarter 2024 Financial Summary

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share amounts)	2024	2023	Change %	2024	2023	Change %
Revenues	$1,450.6	$1,307.0	11.0%	$2,547.1	$2,199.6	15.8%
Operating income	377.5	308.6	22.3%	602.7	429.3	40.4%
Operating margin	26.0%	23.6%	240 bps	23.7%	19.5%	420 bps
Income from continuing operations	285.2	226.7	25.8%	456.1	310.3	47.0%
Adjusted EBITDA	417.6	347.4	20.2%	683.1	516.0	32.4%
Adjusted EBITDA margin	28.8%	26.6%	220 bps	26.8%	23.5%	330 bps
Diluted EPS	5.94	4.42	34.4%	9.45	6.02	57.0%
Adjusted diluted EPS	6.24	4.70	32.8%	9.94	6.70	48.4%
Second Quarter 2024 Segment Highlights
Carlisle Construction Materials ("CCM")
•Revenue of $1.1 billion, increased 15% (+13% organic) year-over-year, driven by the normalization of inventory in the channels, strong re-roofing activity from pent-up demand and the acquisition of MTL.
•Operating income was $347 million and adjusted EBITDA was $364 million, up 23% year-over-year, reflecting an adjusted EBITDA margin of 33.4%. The 220 basis point increase was driven by volume leverage on strong sales growth, favorable raw materials, and operating efficiencies through COS.
Carlisle Weatherproofing Technologies ("CWT")
•Revenue of $362 million, increased 0.6% (-0.6% organic) driven by higher volume and the benefit from the acquisition of Polar Industries mostly offset by lower pricing.
•Operating income was $59 million and adjusted EBITDA was $81 million, up 0.7% year-over-year reflecting an adjusted EBITDA margin of 22.5%. Volume leverage, integration synergies and COS execution, were partially offset by higher operating expenses tied to growth initiatives.
Cash Flow
Operating cash flow from continuing operations for the six months ended June 30, 2024, was $333 million, an increase of $61 million versus the prior year. Free cash flow from continuing operations was $288 million, an increase of $73 million versus the prior year (defined as cash provided by operating activities less capital expenditures and comprised of continuing operations). This increase was driven by higher income from continuing operations more than offsetting an increase in working capital uses, as a result of the increase in revenues.
During the six months ended June 30, 2024, we deployed $700 million toward share repurchases, including $550 million in the current quarter, and paid $82 million in cash dividends, including $40 million in the current quarter. As of June 30, 2024, we had 5.6 million shares available for repurchase under our share repurchase program with $1.7 billion of cash and cash equivalents and $1 billion of availability under our revolving credit facility.
2024 Outlook
•FY 2024 revenues to increase ~ 12%
◦CCM - FY 2024 revenues to increase ~ 15%
◦CWT - FY 2024 revenues to increase ~ 3%
•Adjusted EBITDA margin expanding ~ 150 bps

Conference Call and Webcast
Carlisle will discuss second quarter 2024 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:
Domestic toll free: 800-549-8228
International: 646-564-2877
Conference ID: 87244
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will," "plans," "intends," "forecast," and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity or data security breaches at our businesses or third parties; the outcome of pending and future litigation and governmental proceedings; the emergence or continuation of widespread health emergencies such as the COVID-19 pandemic, including, for example, expectations regarding their impact on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results, or our full-year financial outlook; and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena, including the Russian invasion of Ukraine and war in the Middle East, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

Non-GAAP Disclosure
Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue, return on invested capital (ROIC) and free cash flow that are not recognized under GAAP. Management believes that adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue and ROIC are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management also believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Carlisle is not providing reconciliations for forward-looking non-GAAP financial measures because Carlisle does not provide GAAP financial measures on a forward-looking basis as Carlisle is unable to predict with reasonable certainty the ultimate outcome of adjusted items with unreasonable effort. There items are uncertain, depend on various factors, and could be material to Carlisle's financial results computed in accordance with GAAP.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.

CONTACT:	Mehul Patel
Vice President, Investor Relations
(310) 592-9668
mpatel@carlisle.com
* EPS referenced in this release is from continuing operations unless otherwise noted.

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2024	2023	2024	2023
Revenues	$1,450.6	$1,307.0	$2,547.1	$2,199.6

Cost of goods sold	881.7	829.8	1,579.3	1,451.2
Selling and administrative expenses	189.3	163.7	356.1	305.9
Research and development expenses	9.3	6.7	18.5	13.5
Other operating income, net	(7.2)	(1.8)	(9.5)	(0.3)
Operating income	377.5	308.6	602.7	429.3
Interest expense, net	18.8	18.8	37.4	37.6
Interest income	(13.8)	(4.4)	(21.7)	(8.9)
Other non-operating income, net	(0.1)	(0.8)	(0.4)	(1.8)
Income from continuing operations before income taxes	372.6	295.0	587.4	402.4
Provision for income taxes	87.4	68.3	131.3	92.1
Income from continuing operations	285.2	226.7	456.1	310.3

Discontinued operations:
Income (loss) before income taxes	480.2	(44.2)	502.1	(23.0)
Provision for (benefit from) income taxes	53.0	(12.1)	53.5	(9.0)
Income (loss) from discontinued operations	427.2	(32.1)	448.6	(14.0)
Net income	$712.4	$194.6	$904.7	$296.3

Basic earnings per share attributable to common shares:
Income from continuing operations	$6.02	$4.46	$9.58	$6.08
Income (loss) from discontinued operations	9.01	(0.63)	9.42	(0.27)
Basic earnings per share	$15.03	$3.83	$19.00	$5.81

Diluted earnings per share attributable to common shares:
Income from continuing operations	$5.94	$4.42	$9.45	$6.02
Income (loss) from discontinued operations	8.90	(0.63)	9.30	(0.27)
Diluted earnings per share	$14.84	$3.79	$18.75	$5.75

Average shares outstanding:
Basic	47.3	50.7	47.5	50.9
Diluted	47.9	51.2	48.2	51.4

Dividends declared and paid per share	$0.85	$0.75	$1.70	$1.50

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in millions)	2024	2023
Net cash provided by operating activities	$346.9	$370.7

Investing activities:
Proceeds from sale of discontinued operation, net of cash disposed	1,995.3	—
Acquisitions, net of cash acquired	(412.8)	—
Capital expenditures	(57.4)	(70.1)
Investment in securities	0.4	0.2
Other investing activities, net	1.1	14.0
Net cash provided by (used in) investing activities	1,526.6	(55.9)

Financing activities:
Borrowings from revolving credit facility	22.0	—
Repayments of revolving credit facility	(22.0)	—
Repurchases of common stock	(700.0)	(250.0)
Dividends paid	(81.7)	(77.2)
Proceeds from exercise of stock options	61.2	11.8
Withholding tax paid related to stock-based compensation	(17.5)	(10.0)
Other financing activities, net	(3.9)	(1.7)
Net cash used in financing activities	(741.9)	(327.1)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(0.8)	0.8
Change in cash and cash equivalents	1,130.8	(11.5)
Less: change in cash and cash equivalents of discontinued operations	(28.8)	4.1
Cash and cash equivalents at beginning of period	576.7	364.8
Cash and cash equivalents at end of period	$1,736.3	$349.2

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	June 30, 2024	December 31, 2023
Cash and cash equivalents	$1,736.3	$576.7
Long-term debt, including current portion	2,290.1	2,289.4
Total stockholders' equity	3,004.3	2,829.0

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,
(in millions, except percentages)	CSL		CCM		CWT
2023 Revenue (GAAP)	$1,307.0		$947.5		$359.5
Organic	118.0	9.0%	120.2	12.7%	(2.2)	(0.6)%
Acquisitions	26.9	2.1%	21.9	2.3%	5.0	1.4%
FX impact	(1.3)	(0.1)%	(0.7)	(0.1)%	(0.6)	(0.2)%
Total change	143.6	11.0%	141.4	14.9%	2.2	0.6%
2024 Revenue (GAAP)	$1,450.6		$1,088.9		$361.7

	Six Months Ended June 30,
(in millions, except percentages)	CSL		CCM		CWT
2023 Revenues (GAAP)	$2,199.6		$1,523.5		$676.1
Organic	317.2	14.4%	327.3	21.5%	(10.1)	(1.5)%
Acquisitions	30.9	1.4%	21.9	1.4%	9.0	1.3%
FX impact	(0.6)	—%	(0.2)	—%	(0.4)	—%
Total change	347.5	15.8%	349.0	22.9%	(1.5)	(0.2)%
2024 Revenues (GAAP)	$2,547.1		$1,872.5		$674.6
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Operating cash flow (GAAP)	$183.4	$221.1	$346.9	$370.7
Less: operating cash flow from discontinued operations	6.6	72.4	14.1	98.9
Operating cash flow from continuing operations	$176.8	$148.7	$332.8	$271.8

Capital expenditures (GAAP)	$(24.9)	$(29.9)	$(57.4)	$(70.1)
Less: capital expenditures from discontinued operations	(3.9)	(6.3)	(12.4)	(13.1)
Capital expenditures from continuing operations	$(21.0)	$(23.6)	$(45.0)	$(57.0)

Operating cash flow from continuing operations	$176.8	$148.7	$332.8	$271.8
Capital expenditures from continuing operations	(21.0)	(23.6)	(45.0)	(57.0)
Free cash flow from continuing operations	$155.8	$125.1	$287.8	$214.8

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA margin are intended to provide investors and others with information about Carlisle's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle's businesses and evaluate Carlisle's performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except percentages)	2024	2023	2024	2023
Net income (GAAP)	$712.4	$194.6	$904.7	$296.3
Less: Income (loss) from discontinued operations (GAAP)	427.2	(32.1)	448.6	(14.0)
Income from continuing operations (GAAP)	285.2	226.7	456.1	310.3
Provision for income taxes	87.4	68.3	131.3	92.1
Interest expense, net	18.8	18.8	37.4	37.6
Interest income	(13.8)	(4.4)	(21.7)	(8.9)
EBIT	377.6	309.4	603.1	431.1
Exit and disposal, and facility rationalization costs	0.3	0.5	0.8	2.8
Inventory step-up amortization and transaction costs	1.5	—	2.1	1.6
Impairment charges	—	0.4	—	1.3
(Gains) losses from acquisitions and disposals	(0.3)	(1.4)	(0.3)	2.5
Gains from insurance	(5.0)	—	(5.0)	—
Losses (gains) from litigation	0.4	0.1	0.4	(0.1)
Total non-comparable items	(3.1)	(0.4)	(2.0)	8.1
Adjusted EBIT	374.5	309.0	601.1	439.2
Depreciation	17.7	16.0	34.2	32.1
Amortization	25.4	22.4	47.8	44.7
Adjusted EBITDA	$417.6	$347.4	$683.1	$516.0
Divided by:
Total revenues	$1,450.6	$1,307.0	$2,547.1	$2,199.6
Adjusted EBITDA margin	28.8%	26.6%	26.8%	23.5%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30, 2024
(in millions, except percentages)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$346.8	$59.2	$(28.5)
Non-operating expense (income), net(1)	0.1	(0.3)	0.1
EBIT	346.7	59.5	(28.6)
Exit and disposal, and facility rationalization costs	0.3	—	—
Inventory step-up amortization and transaction costs	1.8	—	(0.3)
Gains from acquisitions and disposals	—	(0.3)	—
Gains from insurance	(5.0)	—	—
Losses from litigation	—	0.4	—
Total non-comparable items	(2.9)	0.1	(0.3)
Adjusted EBIT	343.8	59.6	(28.9)
Depreciation	13.1	4.2	0.4
Amortization	7.3	17.6	0.5
Adjusted EBITDA	$364.2	$81.4	$(28.0)
Divided by:
Total revenues	$1,088.9	$361.7	$—
Adjusted EBITDA margin	33.4%	22.5%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

	Three Months Ended June 30, 2023
(in millions, except percentages)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$280.7	$59.5	$(31.6)
Non-operating (income) expense, net(1)	(0.2)	0.4	(1.0)
EBIT	280.9	59.1	(30.6)
Exit and disposal, and facility rationalization costs	—	0.5	—
Impairment charges	—	0.4	—
Gains from acquisitions and disposals	(0.1)	(1.2)	(0.1)
Losses from litigation	—	—	0.1
Total non-comparable items	(0.1)	(0.3)	—
Adjusted EBIT	280.8	58.8	(30.6)
Depreciation	10.8	4.3	0.9
Amortization	4.1	17.7	0.6
Adjusted EBITDA	$295.7	$80.8	$(29.1)
Divided by:
Total revenues	$947.5	$359.5	$—
Adjusted EBITDA margin	31.2%	22.5%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Six Months Ended June 30, 2024
(in millions)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$558.0	$101.4	$(56.7)
Non-operating expense (income), net(1)	0.5	(0.3)	(0.6)
EBIT	557.5	101.7	(56.1)
Exit and disposal, and facility rationalization costs	0.3	0.5	—
Inventory step-up amortization and acquisition costs	1.8	—	0.3
Gains from acquisitions and disposals	(0.1)	(0.2)	—
Gains from insurance	(5.0)	—	—
Losses from litigation	—	0.4	—
Total non-comparable items	(3.0)	0.7	0.3
Adjusted EBIT	554.5	102.4	(55.8)
Depreciation	25.1	8.3	0.8
Amortization	11.4	35.4	1.0
Adjusted EBITDA	$591.0	$146.1	$(54.0)

Total revenues	$1,872.5	$674.6	$—
Adjusted EBITDA margin	31.6%	21.7%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

	Six Months Ended June 30, 2023
(in millions)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$403.1	$83.6	$(57.4)
Non-operating (income) expense, net(1)	(0.3)	0.2	(1.7)
EBIT	403.4	83.4	(55.7)
Exit and disposal, and facility rationalization costs	0.1	2.7	—
Inventory step-up amortization and acquisition costs	—	—	1.6
Impairment charges	—	1.3	—
(Gains) losses from acquisitions and disposals	(0.3)	2.9	(0.1)
Gains from litigation	—	—	(0.1)
Total non-comparable items	(0.2)	6.9	1.4
Adjusted EBIT	403.2	90.3	(54.3)
Depreciation	21.1	9.1	1.9
Amortization	8.2	35.3	1.2
Adjusted EBITDA	$432.5	$134.7	$(51.2)

Total revenues	$1,523.5	$676.1	$—
Adjusted EBITDA margin	28.4%	19.9%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS
Adjusted net income and adjusted diluted earnings per share is intended to provide investors and others with information about Carlisle's performance without the effect of items that, by their nature, tend to obscure Carlisle's core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income and diluted earnings per share determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's adjusted net income and adjusted diluted earnings per share follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$712.4	$14.84		$194.6	$3.79
Less: Income (loss) from discontinued operations (GAAP)		427.2	8.90		(32.1)	(0.63)
Income from continuing operations (GAAP)		285.2	5.94		226.7	4.42
Exit and disposal, and facility rationalization costs	0.3	0.3	—	0.5	0.4	0.01
Inventory step-up amortization and transaction costs	1.5	1.1	0.02	—	—	—
Impairment charges	—	—	—	0.4	0.3	—
Gains from acquisitions and disposals	(0.3)	(0.2)	—	(1.4)	(1.0)	(0.02)
Losses from insurance	(5.0)	(3.8)	(0.08)	—	—	—
Losses from litigation	0.4	0.3	0.01	0.1	—	—
Acquisition-related amortization(3)	24.1	18.1	0.38	21.1	15.8	0.31
Discrete tax items(4)	—	(1.5)	(0.03)	—	(1.2)	(0.02)
Total adjustments		14.3	0.30		14.3	0.28
Adjusted net income		$299.5	$6.24		$241.0	$4.70
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, excess tax benefits from stock compensation, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$904.7	$18.75		$296.3	$5.75
Less: Income (loss) from discontinued operations (GAAP)		448.6	9.30		(14.0)	(0.27)
Income from continuing operations (GAAP)		456.1	9.45		310.3	6.02
Exit and disposal, and facility rationalization costs	0.8	0.6	0.01	2.8	2.2	0.04
Inventory step-up amortization and acquisition costs	2.1	1.6	0.03	1.6	1.2	0.02
Impairment charges	—	—	—	1.3	1.0	0.02
(Gains) losses from acquisitions and disposals	(0.3)	(0.2)	—	2.5	1.9	0.04
Gains from insurance	(5.0)	(3.8)	(0.08)	—	—	—
Losses (gains) from litigation	0.4	0.3	0.01	(0.1)	(0.1)	—
Acquisition-related amortization(3)	45.1	33.9	0.70	42.1	31.6	0.62
Discrete tax items(4)	—	(8.5)	(0.18)	—	(2.9)	(0.06)
Total adjustments		23.9	0.49		34.9	0.68
Adjusted net income		$480.0	$9.94		$345.2	$6.70
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.